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                                                 EXHIBIT 10.69
                                                 Duplicate Original

     MASTER LEASE AGREEMENT NO. 788100

     LESSOR:   CITICORP LEASING, INC. (herein called "Lessor")

     ADDRESS:  450 Mamaroneck Avenue
               Harrison, New York  10528

     LESSEE:   COCA-COLA BOTTLING CO. CONSOLIDATED (herein called "Lessee")

     ADDRESS:  1900 Rexford Road
               Charlotte, North Carolina  28211

     STATE OF INCORPORATION:  Delaware


          1. LEASE. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, subject to the terms of this Master Lease Agreement (the "Agreement"), the personal property (herein called "Equipment") described in any leasing schedule (herein called "Leasing Schedule") executed by the parties hereto pursuant to this Agreement.

          2. TERM AND RENT. Lessee shall pay as rent for use of Equipment aggregate rental payments equal to the sum of all the rental payments (including advance rents) ("Rent") for the lease term ("Lease Term") all as set forth on each Leasing Schedule. In addition, and notwithstanding anything else contained herein or in any Leasing Schedule, Lessee shall pay as interim rent ("Interim Rent") an amount equal to the lesser of the implicit lease rate (calculated on a basis which includes, in the discounted cash flow stream, the Stipulated Loss Value for the last rental period) or Citibank's Base Rate on the Original Cost of Equipment delivered pursuant to the relevant Leasing Schedule from the weighted average date of delivery to Lessee to and including the Commencement Date (as defined in each Leasing Schedule; Interim Rent shall be due and payable on the Commencement Date. For purposes hereof, the Base Rate shall be the rate of interest announced publicly by Citibank N.A. in New York, New York, from time to time, as Citibank's base rate. The Base Rate shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed; changes in such rate shall take effect immediately. To the extent permitted by applicable law, Lessee will pay on demand, as a late charge, an amount equal to ten percent (10%) of each installment of Rent and any other sums payable hereunder which remain overdue for more than ten
     (10) days. All payments provided for herein shall be payable at the office of the Lessor at the address set forth above, or at any place designated by Lessor. For any item of Equipment, the term Original Equipment Cost shall mean the amount set forth on Schedule A to the applicable Leasing Schedule as the Equipment Cost plus the applicable freight and other charges listed therein. This Agreement is a net lease and Lessee shall not be entitled to any abatement or reduction of

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     Rent or  any setoff  against Rent,  by reason  of any past,  present or future claims of any nature by Lessee against Lessor or any other reason. All Rent and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated pursuant to the express provisions of this Agreement.

          3. DISCLAIMER OF WARRANTIES. Lessee has made the selection of each item of Equipment based upon its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND HEREBY DISCLAIMS ANY SUCH WARRANTIES. LESSOR SHALL NOT BE RESPONSIBLE FOR ANY REPAIRS, MAINTENANCE, SERVICE DEFECTS IN THE EQUIPMENT OR THE OPERATION OF THE EQUIPMENT. Lessor agrees that Lessee shall be entitled to the benefit of any manufacturer's warranties on the Equipment to the extent permitted by applicable law.

          4(a). TITLE. Lessee acknowledges that the owner of Equipment with respect to a Leasing Schedule ("Owner") shall be the party (i) that owns such Equipment at the time of commencement of the Lease Term; and (ii) which is either (A) the Lessor; (B) the party to which Lessor has assigned its interest in the Leasing Schedule and its right to acquire the related Equipment; or (C) the party from which Lessor has leased such Equipment. Lessor shall notify Lessee in writing prior to the commencement of the Lease Term as set forth in the Schedule of the identity of Owner. No right, title or interest in any Equipment shall pass to Lessee other than, conditioned upon Lessee's compliance with and fulfillment of the terms and conditions of this Agreement, the right to possess and use the Equipment for the full Lease Term. Lessee agrees not to sell, assign, sublet, pledge, hypothecate, or otherwise encumber any interest in this Agreement or the Equipment and agrees to keep the same free from any lien, encumbrance or right of distraint or any other claim which may be asserted by any third party. Lessee shall immediately notify Lessor in writing of any tax or other liens attaching to the Equipment.

          4(b). IDENTIFICATION; PERSONAL PROPERTY. Lessor may require plates or markings to be affixed to or placed on the Equipment indicating Lessor's and Owner's interests. Lessor and Lessee hereby confirm their intent that the Equipment always remain and be deemed personal property even though said Equipment may hereafter become attached or affixed to realty. Lessee shall obtain all such waivers as Lessor may reasonably require to acknowledge Owner's title to and assure Owner's right to remove the Equipment.

          5(a).     COMPLIANCE   WITH   LAWS;     PAYMENT   OF  TAXES;   GENERAL
     INDEMNIFICATION.   (i) Lessee shall  comply with all  laws, regulations and
     orders relating

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     to,  and shall pay  promptly to Lessor  when due, or  where permitted by law, to the appropriate authorities when due for Owner's account, all taxes, fees and assessments, including but not limited to all license and registration fees and all sales, use, property, gross receipts, excise, transaction, ad valorem, privilege, intangible, stamp or other taxes, duties, imposts or charges, together with any fines, penalties or interest thereon, now or hereafter imposed by any governmental body or agency upon any of the Equipment or the use, possession, ownership, leasing, operation, delivery or return thereof, (excluding, however, any taxes based on the net income of Owner), and shall hold Lessor harmless against actual or asserted violations thereof and shall pay all costs and expenses of any character in connection therewith or arising therefrom. Lessee agrees that at Lessor's request, Lessee shall produce such records as may be required to evidence Lessee's direct payments to the proper taxing authorities. Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due and payable from Lessee to Lessor. Notwithstanding the foregoing, any fines, penalties or interest imposed on late payments when payment was timely made by Lessee to Lessor shall be borne by Lessor.
     (ii) Lessee hereby agrees to indemnify, reimburse, protect, save and hold Lessor and Owner harmless from and against any and all claims, losses, liabilities, damages, penalties, actions and suits (including reasonable legal costs and expenses incurred in connection therewith), suffered or incurred by Lessor or Owner which result from, arise in any manner out of, or relate to, the selection, manufacture, purchase, acceptance, rejection, ownership, acquisition, maintenance, delivery, installation, transportation, modification, possession, condition, use (including patent, trademark or copyright infringement), operation, return of, or defect in, the Equipment.

          5(b).   ASSUMPTIONS; WARRANTIES  AND REPRESENTATIONS;  SPECIAL FEDERAL
     TAX INDEMNIFICATION.

          (i) ASSUMPTIONS. This Agreement is being entered into and all Rent is computed on the assumption that (A) for Federal income tax purposes Owner will be treated as the owner and lessor of the Equipment described in any Leasing Schedule hereto, and (B) Owner will have for Federal income tax purposes, an effective marginal rate of tax equal to thirty-four percent (34%) in this and all succeeding years and (C) the Recovery Deductions (as defined below) shall be determined with respect to each item of Equipment in accordance with the half-year convention pursuant to Section 168(d) of the Code. For purposes hereof the term "Owner" shall include any affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") of which Owner is a member if consolidated income tax returns are filed for such affiliated group for Federal income tax purposes.

          (ii) WARRANTIES AND REPRESENTATIONS. Lessee hereby represents and warrants that (A) Owner will be entitled to cost recovery deductions ("Recovery Deductions") with respect to each item of Equipment on its Original Equipment Cost determined in accordance with the depreciation method set forth in Section 168(b) of the Code applicable to property with the recovery period set forth with respect to such item on Schedule A to the applicable Leasing Schedule, beginning in its taxable year which includes the date such Equipment is placed in service as evidenced by the Delivery and Acceptance Certificate provided by Lessee to Lessor in connection with such Equipment; (B) For each item of Equipment its recovery period within the meaning of Section 168(c) of the


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     Code is set  forth on
     Schedule A to the applicable Leasing Schedule; and (C) Owner shall be entitled to claim such Recovery Deductions as Owner shall determine in its sole discretion under the Code in effect on the date hereof, subject always to the limitations imposed thereunder. Lessor agrees that the sole remedy available to Lessor for any inaccuracy in the representations or any breach of the warranties set forth in this Paragraph shall be the right to Additional Rent (as hereinafter defined).

          (iii) SPECIAL FEDERAL TAX INDEMNIFICATION. In the event that Owner shall lose, shall suffer a disallowance of, shall suffer a delay in claiming, shall not have the right to claim or shall be required to recapture all or any portion of the Recovery Deductions for any reason including but not limited to (A) the inaccuracy of any of the representations or warranties of Lessee set forth in this Agreement or in any document made or delivered by Lessee (or any officer, agent or employee thereof) to Lessor or Owner; (B) the noncompliance or breach by Lessee of any provision of this Agreement; (C) the use of the Equipment or any item thereof by Lessee, any person related to it or any persons acquiring use or possession of such Equipment from or through Lessee; or (D) any other act or omission of Lessee, any person related to it or any person acquiring possession of the Equipment from or through Lessee (any of the foregoing events being a "Tax Loss"), then the Rent set forth on the applicable Leasing Schedule, beginning as of and with the rental payment date immediately following written notice by Lessor to Lessee that a Tax Loss has occurred, shall be increased by such amount of additional rent ("Additional Rent") as will, after giving effect to (1) such Tax Loss and any interest, penalties and additions to tax payable as a result of such Tax Loss and (2) all income taxes required to be paid by Owner as a result of the receipt of such Additional Rent, in the reasonable opinion of Owner, provide Owner the same after-tax yield and after-tax cash flow ("Net Economic Benefit") (computed on the same assumptions, bases and methodology, including tax rates, as were originally used by Owner in calculating the Rent) as would have been realized by Owner had such Tax
     Loss not occurred. With respect to a Tax Loss occurring after the expiration of the applicable Lease Term, Lessee shall pay such total amount of Additional Rent as is required to provide Owner its Net Economic Benefit within thirty (30) days of Lessor's written demand therefor. In the event that the Rent payable hereunder is revised as described above, the Stipulated Loss Values set forth in the Rider to the applicable Leasing Schedule shall be adjusted accordingly. Upon Lessee's request, Lessor shall provide Lessee with a written statement describing in reasonable detail any Tax Loss hereunder and the computation of the amounts payable by Lessee.

          (iv)    EXCLUSIONS.   Notwithstanding  the foregoing,  Owner  shall be
     responsible, and shall not be entitled to any payment with respect to any Tax Loss to the extent such Tax

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     Loss is due to one or more of the following
     events: (A) A voluntary transfer or other voluntary disposition by Owner or any involuntary transfer resulting from the bankruptcy of Owner of any interest in the Equipment unless such transfer or disposition is made in connection with a default by Lessee hereunder; (B) The failure of Owner to claim in a timely or proper manner the Recovery Deductions; (C) The application to Owner of Sections 465(a), 55 or 57(a) of the Code or any other similar provision which limits the availability in whole or in part of the Recovery Deductions based on the identity of Owner or any activity of Owner that is unrelated to the transactions contemplated by the Agreement; (D) The foreclosure of any person holding through Owner a lien on the Equipment, which foreclosure results solely from an act of Owner;
     (E) Any Event of Loss (as hereinafter defined) whereby Lessee is required under this Agreement to pay, and shall have paid in full, the Stipulated Loss Value of the Equipment; or (F) Any amendment to or modification of the provisions of any Federal income tax law including, without limitation, the Code, the Treasury Regulations, Internal Revenue Service Revenue Procedures or Revenue Rulings, guidelines, or other published administrative or judicial interpretations of the foregoing that shall be enacted, adopted, published or decided after the date hereof; or in the event of any change in the Federal income tax law relating to the rate of Federal income tax imposed on corporations.

          (v) CONTEST. In the event a claim for additional taxes with respect to this Agreement shall be made at any time by the Internal Revenue Service which, if successful, would require Lessee to indemnify or make a payment to Lessor pursuant to Paragraph 5(b)(iii) hereof, Lessor agrees to take such actions in connection with contesting such claim as Lessee shall reasonably request in writing from time to time, provided, however, that
     (A) within thirty days after notice by Lessor to Lessee of such claim, Lessee shall request that such claim be contested; (B) prior to taking such claim, Lessee shall have furnished Lessor with an opinion reasonably satisfactory to Lessor from tax counsel satisfactory to Lessor, to the effect that there is a reasonable basis in law and in fact in favor of contesting such claim; (C) Lessee shall have indemnified Lessor in a manner satisfactory to Lessor for any liability or loss which Lessor may incur as the result of contesting such claim and shall have agreed to pay Lessor on demand an amount which, on an after-tax basis, shall be equal to all costs and expenses which Lessor may incur in connection with contesting such claim, including, without limitation, reasonable attorney's and accountant's fees and disbursements, and the amount of any interest or penalty which may ultimately be payable as a result of such claim; and (D) Lessor shall control all proceedings taken in connection with any such contest and shall not be required to pursue such contest beyond the administrative level. In the case of any such claim by the Internal Revenue Service referred to above, Lessor agrees to promptly notify Lessee in writing of such claim and agrees not to make payment of the tax claimed for at least thirty days after the giving of such notice and agrees to give to Lessee any relevant information relating to such claims which may be particularly within the knowledge of Lessor and otherwise to cooperate with Lessee in good faith in order to contest any such claim effectively. In the event a claim is contested, the Additional Rent, if any, payable by Lessee shall commence upon final determination that any Tax Loss has

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     occurred.

          (vi) CAPITAL EXPENDITURES. To the extent that all or part of the cost of any improvement or addition to, or any expenditure by the Lessee with respect to any item of Equipment ("Capital Expenditure"), made by Lessee pursuant to the terms of this Agreement or otherwise, is required to be included in the gross income of Owner for Federal income tax purposes, then the Rent under the applicable Leasing Schedule, beginning as of and with the next succeeding rental payment date after the date on which Lessee is required to furnish written notice to Lessor, as hereinbelow provided, shall be increased by such amount as shall, in the reasonable opinion of Owner, after taking into account any present or future tax benefits that Owner reasonably anticipates it will derive from the Capital Expenditure by reason of such inclusion, provide Owner with the same Net Economic Benefit as would have been realized by Owner if the Capital Expenditure had not been includible in Owner's gross income. Notwithstanding the foregoing, if the Lease Term shall have then expired, Lessee shall pay to Lessor the amounts hereby required within thirty (30) days after Lessor's written demand therefor. Lessee shall within fifteen (15) days after making any Capital Expenditure give written notice thereof to Lessor describing the Capital Expenditure in reasonable detail.

          6. INSTALLATION AND DELIVERY. The Lessee agrees to provide a suitable installation environment for the Equipment as specified in the applicable manufacturer's manual, if any, and, except as otherwise specified by manufacturer, to furnish all labor required for unpacking and placing each item of Equipment in the desired location. Lessee shall be responsible for any delivery, rigging, destination charges and other amounts charged by manufacturer or vendor with respect to the Equipment.

          7. USE; INSPECTION. Lessee shall cause the Equipment to be operated and maintained in accordance with the applicable manufacturer's manual or instructions by qualified and duly authorized personnel only, in accordance with all applicable laws, ordinances and regulations, and for business purposes only. All operating and maintenance costs with respect to the Equipment shall be borne by Lessee. Lessee shall not (a) use, operate or locate the Equipment, or allow the Equipment to be used, operated or located (i) in any area excluded from coverage by any insurance required under this Agreement or (ii) outside the United States in such manner as will adversely impact Owner's right to claim the maximum Recovery Deductions otherwise available under the Code; (b) abandon the Equipment; or (c) alter the Equipment, except as permitted herein. Lessor shall have the right from time to time during normal business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition or proper maintenance of the Equipment. Upon Lessor's request, Lessee shall notify Lessor as to the location of any or all Equipment. Provided no Event of Default (as hereinafter set forth) has occurred and is continuing, Lessee shall be entitled to quiet enjoyment and peaceful possession of the Equipment.

          8. EVENTS OF DEFAULT. An "Event of Default" shall occur hereunder if Lessee (a) fails to pay any installment of Rent when due and such failure shall continue unremedied for a period of five (5) business days after notice from Lessor; or (b) fails to pay any other payment required hereunder or under any Leasing Schedule when due and such failure shall continue unremedied for a period of ten (10) business days after notice from Lessor; or (c) fails to perform or observe any other covenant, condition or obligation hereunder or breaches any representation or provision contained herein or in any other document furnished to Lessor in connection herewith, and such failure or breach shall continue unremedied for a period of ten (10) days after notice from Lessor; or (d) except as otherwise provided in Paragraph 19, without Lessor's consent, attempts to remove, sell, transfer, encumber or part with possession of or sublet any item of Equipment; or (e) shall become insolvent or make an assignment for the benefit of creditors or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee; (f) shall be in default of its obligations under that certain Credit Agreement dated as of June 30, 1988 with Mellon Bank N.A., as agent (the "Credit Agreement"), or under any agreement replacing, renewing, amending, modifying or substituting said Agreement; provided, however, that if such default under said Credit Agreement shall be cured by the Lessee, or be waived by the parties thereto, default under this Subsection (f) shall be deemed likewise to have been thereupon cured or waived; or (g) shall be in default of its obligations under that certain Motor Vehicle Lease Agreement dated November 14, 1988 and that certain Master Lease Agreement dated April 12, 1989 with Citicorp North America, Inc.

          9. REMEDIES. Upon the occurrence of any Event of Default Lessor may, in its sole discretion, do any one or more of the following: (a) upon notice to Lessee terminate this Agreement, with respect to any or all Leasing Schedules; (b) declare all sums due and to become due hereunder for the full Lease Term of any or all Leasing Schedules (including any renewal or purchase options which Lessee has exercised) immediately due and payable; (c) demand that Lessee return the Equipment subject to any or all Leasing Schedules to Lessor in accordance with Paragraph 13 hereof; (d) enter upon the premises where the Equipment is located and take immediate possession of and remove the same, all without liability on the part of Lessor or its agents for such entry or for property or other damage; (e) sell any or all of the Equipment subject to the Leasing Schedules at private or public sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto; (f) by notice to Lessee demand Lessee pay to Lessor (as liquidated damages for loss of a bargain and not as a penalty) on the date specified in such notice ("Notice Date") an amount (plus interest thereon, at the same per annum rate charged by the Internal Revenue Service for the late payment of tax, from the Notice Date to the date of payment) equal to the aggregate of the Stipulated Loss Values (as set forth in the Riders to the Leasing Schedules) in effect for the rental periods immediately preceding the Notice Date, plus all due and unpaid Rent and other payments through and including  the Notice Date;  (g) terminate  any
     obligations it may have to lease additional equipment to Lessee; or (h) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement as to any or all Equipment. In addition, Lessee shall be liable for all legal fees and other costs and expenses in connection with, arising or resulting from any Event of Default or the exercise of Lessor's remedies hereunder, including placing any Equipment in the condition required by Paragraph 13 hereof. Notwithstanding any other provision of this Paragraph, Lessor agrees that in the event Lessor sells or otherwise disposes of Equipment pursuant to this Paragraph, the proceeds of such sale or other disposition, net of all cost and expenses incurred in connection therewith (including reasonable attorneys' fees) shall be applied toward the reduction of Lessor's damages hereunder, including liquidated damages. No remedy referred to in this Paragraph is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to use, sell, lease or otherwise dispose of any Equipment in mitigation of Lessor's damages as set forth in this Paragraph or which may otherwise limit or modify any of Lessor's rights or remedies under this Paragraph.

          10. NOTICE. Any notices or demands required to be given herein shall be given to the parties in writing and delivered by first class United States mail at the addresses herein set forth, or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this Paragraph. Any such notices mailed to such addresses shall be effective two (2) days after deposit in the United States mails, duly addressed and with postage prepaid.

          11. REPAIRS, LOSS AND DAMAGE. Lessee at its own cost and expense, shall keep all Equipment in good repair, condition and working order and shall furnish all parts and servicing required therefor. Lessee shall not, without the prior written consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment and devices furnished, attached or affixed to any Equipment which are not readily removable, shall be made only in compliance with applicable law (including Internal Revenue Service guidelines) and shall become the property of Owner and part of the Equipment for all purposes hereof. Lessee shall give Lessor prompt notice of any damage to or loss of the Equipment or of any occurrence arising from the possession, use or operation of the Equipment resulting in bodily injury, death or damage to property. In the event that any item of Equipment shall become lost, stolen, destroyed, worn out or damaged beyond repair for any reason, or in the event of any condemnation, confiscation, theft, seizure or requisition of such Equipment ("Event of Loss"), Lessee shall promptly notify Lessor and pay to Lessor, on the rental payment date immediately following such Event of Loss ("Loss Payment Date"), the greater of (a) the Fair

     Market  Value (as hereinafter  defined) of such  Equipment calculated as of the rental payment date immediately prior to such Event of Loss or (b) the Stipulated Loss Value (as set forth in the Rider to the applicable Leasing Schedule) calculated for the rental period immediately preceding the Loss Payment Date, plus any and all Rent and other payments due but unpaid as of the day immediately preceding the Loss Payment Date, whereupon the Lease Term for such Equipment shall terminate and Lessor shall cause Owner to transfer to Lessee, without recourse or warranty, on an as-is, where-is basis, all of Owner's right, title and interest in such Equipment. Notwithstanding anything else contained herein, Lessee shall have the option, upon three (3) days, written notice to Lessor, to transfer to Lessor on the date payment is required, free and clear title to an item of Equipment of like kind ("Substitute Equipment") of the Equipment which suffered such Event of Loss. Said Substitute Equipment shall be subject to the same terms, provisions and conditions of this Agreement as if originally subject hereto from the first day of the term hereof and shall be approved by Lessor.

          12. INSURANCE. Lessee agrees that it shall bear all risk of loss, damage to or destruction of the Equipment. Lessee shall obtain or cause to be obtained and maintain for the entire term of this Agreement, at its own expense (a) public liability insurance; and (b) property insurance covering loss of or damage to the Equipment, including "extended coverage" and insurance covering loss by fire, theft, vandalism, mischief, collision and such other risks as are customarily insured against on the type of equipment leased hereunder and by businesses principally engaged in the use or lease of similar equipment, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor, provided, however, that the amount of such property insurance shall be the greater of the full replacement value of the Equipment or the applicable Stipulated Loss Value. Notwithstanding anything else contained herein, Lessor hereby consents and permits Lessee to self-insure for property damage to the Equipment. The public liability insurance policy shall name Lessee as an insured and Lessor and Owner as additional insured and the property insurance policy shall name Lessor and Owner as loss payees as their interests may appear and both policies shall contain a clause requiring the insurer to give Lessor at least thirty (30) days prior written notice of any alteration in the terms or the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage does not comply with the requirements hereof. If Lessee fails to insure the Equipment as required, Lessor shall have the right but not the obligation to obtain such insurance, and the cost of the insurance shall be for the account of Lessee, due as part of the next due rental payment.

          13. RETURN OF EQUIPMENT. Except as otherwise provided in this Agreement, upon the expiration of the Lease Term provided in each Leasing Schedule or upon demand of Lessor as set forth in Paragraph 9, Lessee, at its own risk and expense, shall immediately return the Equipment described in such Leasing Schedule(s) to Lessor in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate. Lessee's return obligations shall include, but shall not be limited to, any additional return provisions, if any, described on the applicable Leasing Schedule.

          14. PURCHASE OPTION. Provided no Event of Default has occurred and is continuing and provided this Agreement with respect to the applicable Leasing Schedule shall not have previously terminated, Lessee shall have the option, exercisable by written notice to Lessor received by Lessor at least ninety (90) days but not more than one hundred eighty (180) days before the expiration of the Lease Term of such Leasing Schedule, to purchase on the day following the last day of such Term ("Purchase Date"), all but not less than all the Equipment subject to this Agreement for a purchase price equal to the Fair Market Value (as hereinafter defined) of such Equipment, calculated as of the Purchase Date. "Fair Market Value" means the value determined by an independent appraiser selected by Lessor and approved by Lessee which shall pay the cost of appraisal. Provided Lessee has exercised such option, Lessee shall pay to Lessor on the Purchase Date the aforementioned purchase price in cash, together with all sales and other taxes applicable to the transfer of the Equipment and any other amounts as may then be due and owing hereunder, whereupon Lessor shall cause said Equipment to be transferred to Lessee without recourse or warranty on an as-is, where-is basis. In the event that Lessee fails to exercise its option to purchase the Equipment as set forth herein, Lessee shall return the Equipment to Lessor in accordance with the provisions of Paragraph 13 hereof. Upon request by Lessor, Lessee shall act as agent for Lessor in remarketing the Equipment to a third party.

          15. LESSEE REPRESENTATIONS. Lessee represents, warrants and covenants that: (a) Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, as set forth above, and is duly authorized and empowered to execute and deliver this Agreement and any other document required or necessary to be delivered pursuant to this Agreement, and to fulfill and comply with the terms, conditions and provisions hereof and thereof; each such agreement, document, instrument or certificate has been (or will be at the time of its delivery) duly authorized, executed and delivered and constitutes or will constitute (at the time of its delivery) a valid, legal and binding obligation of Lessee, enforceable in accordance with its terms subject only to laws relating to bankruptcy or creditors' rights in general; (b) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of Lessee or of any bond, debenture, note, mortgage, indenture, agreement or other instrument to which Lessee is now a party or by which it or its property is bound, or constitute (with the giving of notice or the passage of time, or both) a default thereunder; (c) neither the execution and delivery by Lessee of this Agreement nor the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, injunction or decree of any court binding upon Lessee; (d) no registration with, or consent, approval or other authorization or order by any court, administrative agency or other governmental authority of the United States of America or any state thereof is or will be required in connection with the execution, delivery, performance or consummation by Lessee of the transactions contemplated by this Agreement, except such as has been obtained, given or accomplished.

          16. FINANCIAL REPORTS. Upon request of Lessor, Lessee shall deliver to Lessor (a) within ninety (90) days of the close of each fiscal year of Lessee, its consolidated balance sheet and profit and loss statement (or if not available its parent's), certified to by a recognized firm of public accountants; and (b) within ninety (90) days after the close of each fiscal year of any guarantor of Lessee's obligations hereunder, the consolidated balance sheet and profit and loss statement of such guarantor (if available), certified to by a recognized firm of public accountants; and
     (c) within forty-five (45) days of the close of each fiscal quarter of Lessee, its quarterly financial report (or if not available its parent's), in form satisfactory to Lessor.

          17. FURTHER ASSURANCES. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose of this Agreement. Lessor or Owner may at their option complete and file with such authorities and at such locations as each may deem appropriate, Uniform Commercial Code financing statements signed by Lessor or Owner only, relating to the Agreement and the Equipment.

          18. ASSIGNMENT BY LESSOR. Lessee acknowledges that Lessor may sell and assign all or part of its interests in the Equipment and/or Leasing Schedules. (a) In the event Lessor sells and assigns its interest in Equipment and the Leasing Schedule related thereto prior to the commencement of the applicable Lease Term, Lessee agrees that UPON NOTICE OF SUCH ASSIGNMENT IT SHALL PAY DIRECTLY TO ASSIGNEE (UNLESS OTHERWISE DIRECTED BY ASSIGNEE) WITHOUT ABATEMENT, DEDUCTION OR SETOFF ALL AMOUNTS WHICH BECOME DUE HEREUNDER AND FURTHER AGREES THAT IT WILL NOT ASSERT AGAINST ASSIGNEE ANY DEFENSE, COUNTERCLAIM OR SETOFF FOR ANY REASON WHATSOEVER IN ANY ACTION FOR RENT OR POSSESSION BROUGHT BY ASSIGNEE. Upon any such assignment and except as may otherwise be provided therein; (i) assignee shall have and be entitled to any and all rights and remedies of Lessor hereunder; (ii) all references in the Agreement to Lessor and Owner shall mean assignee; and (iii) assignee shall not be chargeable with any obligations or liabilities of Lessor hereunder. Such assignment shall not diminish any of Lessee's rights hereunder. (b) In the event that Lessor assigns all or part of a Leasing Schedule after the commencement of the applicable Lease Term, then Lessee agrees that UPON NOTICE OF SUCH ASSIGNMENT IT SHALL PAY DIRECTLY TO ASSIGNEE (UNLESS OTHERWISE DIRECTED BY LESSOR) WITHOUT ABATEMENT, DEDUCTION OR SETOFF ALL AMOUNTS WHICH BECOME DUE

     HEREUNDER AND FURTHER AGREES THAT IT WILL NOT ASSERT AGAINST ASSIGNEE ANY DEFENSE, COUNTERCLAIM OR SETOFF FOR ANY REASON WHATSOEVER IN ANY ACTION FOR RENT OR POSSESSION BROUGHT BY ASSIGNEE. Upon any such assignment and except as may otherwise be provided therein; (i) assignee shall have and be entitled to any and all rights and remedies of Lessor hereunder; (ii) all references in the Agreement to Lessor shall include assignee; and (iii) assignee shall not be chargeable with any obligations or liabilities of Lessor hereunder. Such assignment shall not diminish any of Lessee's rights hereunder.

          19. ASSIGNMENT BY LESSEE. Lessee may, without the further consent of Lessor, assign or sublet its interest in Equipment and the Leasing Schedule related thereto; provided, however, notwithstanding any such assignment or sublease, Lessee shall remain responsible for all obligations of Lessee under this Lease and Lessor shall not be obligated to give any notices due Lessee hereunder to any assignee or sublessee of Lessee. Lessor shall look solely to Lessee for performance of all obligations of Lessee hereunder. Any assignee or sublessee of Lessee pursuant to this Paragraph 19 shall acquire its interest subject to any and all claims and liabilities which Lessor has against Lessee hereunder. Lessee shall notify Lessor in writing of any assignment or sublease made pursuant to the terms hereof within ten
     (10) days of such assignment.

          20. NON-CANCELLABLE LEASE; LESSEE'S OBLIGATIONS UNCONDITIONAL; SURVIVAL OF COVENANTS. This Agreement cannot be cancelled or terminated except as expressly provided herein. Lessee's obligations to pay all Rent and any other amounts owing hereunder shall be absolute and unconditional. All obligations of Lessee (including, without limitation, those set forth in Paragraph 5 hereof) shall survive the expiration or termination of this Agreement to the extent required for their full observances and performance.

          21. EFFECT OF WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lessor, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. Any waiver, permit, consent or approval of any kind or character on the part of Lessor under this Agreement must be in writing specifically set forth and signed by Lessor.

          22. MISCELLANEOUS. This Agreement may not be amended except by a writing signed by the parties hereto and shall be binding upon and inure to the benefit of the parties, their permitted successors and assigns. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in
     any  other  jurisdiction.   Time is  of the  essence  with respect
     to this
     Agreement. The captions in this Agreement are for convenience only and shall not define or limit any of the terms hereof.

     Executed this 18 day of February, 1992.

     By execution hereof, the signer hereby certifies that (s)he has read this Agreement and is duly authorized to execute this Agreement on behalf of Lessee.

                            LESSOR:  CITICORP LEASING, INC.

                            By:  Joseph M. Gallagher

                            Name:  Joseph M. Gallagher

                            Title:  V.P.


                            LESSEE:  COCA-COLA BOTTLING CO.
                                     CONSOLIDATED

                            By:  David V. Singer

                            Name:  David V. Singer

                            Title:  Vice President and C.F.O